# GOLD ROYALTY CORP.

(INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT)

NUMBER

CERT.9999

SHARES

**9,000,000,000*****
***9,000,000,000****
****9,000,000,000***
*****9,000,000,000**
******9,000,000,000*

**THIS CERTIFIES THAT**

**** SPECIMEN ****

**is the registered owner of**

CUSIP: 38071H106

ISIN: CA38071H1064

*** NINE BILLION AND 00/100 ***

**FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF**

## GOLD ROYALTY CORP.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.

This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed on its behalf by the facsimile signatures of its its duly authorized officers.

**DATED: JANUARY 01, 2009**

COUNTERSIGNED AND REGISTERED by
TSX Trust Company
Vancouver, British Columbia, Canada, and
Toronto, Ontario, Canada.
Transfer Agent and Registrar

By________________________

AUTHORIZED OFFICER

OR

COUNTERSIGNED by
Continental Stock Transfer & Trust Co.
1 State Street, 30th Floor
New York, NY 10004
Co-Transfer Agent

By________________________

AUTHORIZED OFFICER

**David Garofalo**
**CEO, Chairman and President**

**Josephine Man**
**CFO**

The Shares represented by this Certificate are transferable at the offices of TSX Trust Company, Vancouver, British Columbia, Canada, Toronto, Ontario, Canada, and at the offices of Continental Stock Transfer & Trust Company, New York, New York, USA

SECURITY INSTRUCTIONS ON REVERSE    VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

6228873